Exhibit 10.12
Lease
by and between
NE WILLIAMS II, LLC,
Landlord,
and
Netezza Corp,
Tenant
Dated: January 2, 2008
Property: 26 Forest Street, Marlborough, MA

TABLE OF CONTENTS

ARTICLE I FUNDAMENTAL LEASE PROVISIONS	1

1.1 Reference Subjects	1

ARTICLE II PREMISES AND TERM	3

2.1 Premises	3
2.2 Acceptance of Premises	3
2.3 Term	3

ARTICLE III CONDITION OF PREMISES AND TENANT WORK	3

3.1 Initial Construction	3
3.2 Delivery of Possession and Commencement Date	3
3.3 Early Access	4
3.4 General Provisions Applicable to Construction	4

ARTICLE IV RENT	5

4.1 Annual Fixed Rent	5
4.2 Method of Payment	5
4.3 Net Return to Landlord	5
4.4 Additional Rent	6
4.4.1 Additional Rent - Landlord’s Taxes	6
4.4.2 Landlord’s Taxes - Definition	6
4.4.3 Additional Rent - Operating Expenses	6
4.4.4 Landlord’s Operating Expenses – Definition	7
4.5 Allocation of Certain Operating Expenses	9
4.6 Electricity	9
4.7 Audit	9

ARTICLE V ADDITIONAL COVENANTS	10

5.1 Tenant’s Covenants	10
5.1.1 Utilities and Services	10
5.1.2 Maintenance	10
5.1.3 Use and Compliance with Law	10
5.1.4 Liens and Encumbrances	11
5.1.5 Waiver and Indemnity	11
5.1.5.1 Waiver	11
5.1.5.2 Indemnity	11
5.1.6 Landlord’s Right to Enter	12
5.1.7 Personal Property at Tenant’s Risk	12
5.1.8 Overloading, Nuisance, Etc.	12
5.1.9 Yield Up	13
5.1.10 Holding Over	13
5.1.11 Assignment, Subletting	13
5.2 Landlord’s Covenants	15
5.2.1 Building Services	15
5.2.1.1 Landlord’s Maintenance	15
5.2.1.2 Office Identification	15
5.2.1.3 Grounds Maintenance	15

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5.2.1.4 Cleaning	16
5.2.2 Interruptions	16

ARTICLE VI INSURANCE; CASUALTY; TAKING	16

6.1 Insurance	16
6.1.1 Coverage	16
(a) Commercial General Liability Insurance	16
(b) Property Insurance	16
(c) Workers’ Compensation Insurance	17
(d) Landlord’s Coverage	17
6.1.2 Avoid Action Increasing Rates	17
6.1.3 Waiver of Subrogation	17
6.2 Fire or Casualty	18
6.3 Waiver of Claim	18
6.4 Nonwaiver	19
6.5 Condemnation	19

ARTICLE VII DEFAULT	19

7.1 Events of Default	19
7.2 Remedies for Default	20
7.2.1 Reletting Expenses Damages	20
7.2.2 Termination Damages	20
7.2.3 Lump Sum Liquidated Damages	21
7.3 Remedies Cumulative	21
7.4 Effect of Waivers of Default	21
7.5 No Accord and Satisfaction; No Surrender	21
7.6 Waiver of Jury	21
7.7 Landlord’s Curing and Enforcement	22
7.8 Landlord’s Default	22
7.9 Prevailing Parties	22
7.10 Security Deposit	22

ARTICLE VIII MISCELLANEOUS PROVISIONS	23

8.1 Notice from One Party to the Other	23
8.2 Quiet Enjoyment	23
8.3 Limitation of Landlord’s Liability	23
8.4 Applicable Law and Construction	24
8.5 Successors and Assigns	24
8.6 Relationship of the Parties	24
8.7 Estoppel Certificate	24
8.8 Notice of Lease	25
8.9 Construction on Adjacent Premises	25
8.10 Tenant As Business Entity	25
8.11 Parking	25
8.12 Renewal Option	26
8.13 Expansion Option	27
8.14 Exterior Signage	28

ARTICLE IX BROKERS	28

9.1 Brokers	28

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ARTICLE X LANDLORD’S FINANCING	28

10.1 Subordination and Superiority of Lease	28
10.2 Rent Assignment	29
10.3 Other Instruments	29

APPENDIX A PREMISES PLAN	A-1

APPENDIX B WORK LETTER	B-1

APPENDIX C RULES AND REGULATIONS	C-1

APPENDIX D FORM OF LETTER OF CREDIT	D-1

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LEASE
ARTICLE I
FUNDAMENTAL LEASE PROVISIONS
     1.1 Reference Subjects. Each reference in this Lease to any of the following subjects shall be construed to incorporate the information stated for that subject in this Section.

EFFECTIVE DATE:	January 2, 2008

PREMISES:	The entire third (3rd) floor of the Building and a portion of the first (1st) floor of the Building consisting of approximately 58,863 rentable square feet, as depicted on Appendix A attached hereto.

BUILDING:	The building located at 26 Forest Street, Marlborough, MA

PROPERTY:	The Building and the land upon which it is located

LANDLORD:	NE Williams II, LLC

NOTICE ADDRESS	c/o Great Point Investors LLC
OF LANDLORD:	Two Center Plaza, Suite 410
Boston, MA 02108
Attn: Randolph L. Kazazian III

LANDLORD’S MANAGING	National Development
AGENT:	175 Crossing Blvd., Suite 110
Framingham, MA 01702
Attn: David Yancey

TENANT:	Netezza Corp., a Delaware corporation

NOTICE ADDRESS OF TENANT:

INITIAL TERM:	Seven (7) years and three (3) months

LEASE YEAR:	The first Lease Year of the Term shall commence on the Lease Commencement Date and end on the last day of the month in which the first (1st) anniversary of the Lease Commencement Date shall occur (unless the Commencement Date shall occur on the first day of a month, in which case the first Lease Year shall end on the day before the first (1st) anniversary of the Commencement Date). Subsequent Lease Years shall commence on the day after the last day of the first Lease Year or an anniversary thereof, and shall end on an anniversary of the last day of the first Lease Year.

	LEASE COMMENCEMENT DATE:	Ten (10) days after Substantial Completion of Landlord’s Work as provided for in Section 3.2

	LEASE EXPIRATION DATE:	The last day of the eighty-seventh (87th) full month after the Lease Commencement Date

	ANNUAL FIXED RENT:	Months 1-3	$0.00
		Months 4-39	$1,309,701.75 ($22.25/RSF)
		Months 40-51	$1,368,564.75 ($23.25/RSF)
		Months 52-87	$1,427,427.75 ($24.25/RSF)

	BASE OPERATING EXPENSE YEAR:	Calendar year 2008 (i.e., January 1, 2008 through December 31, 2008)

	BASE TAX YEAR:	Calendar year 2008 (i.e., January 1, 2008 through December 31, 2008)

	PARKING SPACES:	235 unreserved spaces, which shall be increased by 4 spaces for each 1,000 square feet of rentable space leased as provided in Section 8.13 (Expansion Option)

	PREMISES RENTABLE AREA:	Approximately 58,863 rentable square feet

	TENANT’S PERCENTAGE SHARE:	49.5%

	PERMITTED USES:	General office use

	PUBLIC LIABILITY INSURANCE:	$1,000,000 combined single limit per occurrence, with $5,000,000 umbrella coverage per occurrence

	BROKERS:	Richard Barry Joyce & Partners LLC and Cushman & Wakefield

	SECURITY DEPOSIT:	$500,000 letter of credit in the form attached hereto as Appendix D

APPENDICES:	Appendix A -	Premises Plan
	Appendix B -	Work Letter
	Appendix C -	Rules and Regulations
	Appendix D -	Form of Letter of Credit

ARTICLE II
PREMISES AND TERM
     2.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to and with the benefit of the terms, covenants and conditions of this Lease, and rights, agreements, easements and restrictions of record applicable to the property of which the Premises are a part, all of which Tenant shall perform and observe insofar as the same are applicable to the Premises. Subject to the rules and regulations established by Landlord, attached hereto as Appendix C, as they may be amended from time to time (the “Rules and Regulations”), Tenant shall have the appurtenant rights in common with others to use (a) the common lobbies, hallways, stairways and elevators of the Building serving the Premises in common with others, (b) the exterior walkways, sidewalks and driveways necessary for access to the Premises, (c) the parking areas serving the Premises and (d) any public cafeteria in the Building or the project of which the Building is a part. Except as specifically provided herein to the contrary, all the perimeter walls of the Premises except the interior surfaces thereof, any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, are expressly excluded from the Premises and reserved to Landlord. Landlord excepts and reserves the right from time to time (a) to install, use, maintain, repair, replace and relocate within the Premises and other parts of the Building, or either, pipes, meters and other equipment, machinery, apparatus and appurtenant fixtures; and (b) to make additions to the Building and alter or relocate any entranceways, common areas or other facilities (including without limitation all access driveways, walkways and parking areas) serving the Premises, which rights shall be subject to the proviso that there be neither unreasonable obstruction of access to, nor unreasonable interference with, the use and enjoyment by Tenant of the Premises.
     2.2 Acceptance of Premises. Subject to the completion of Landlord’s Work (as defined in Appendix B attached hereto), Tenant acknowledges that it has inspected the Premises and accepts the same in the condition they are in on the Lease Commencement Date, it being expressly agreed that Landlord shall have no obligation, liability or risk whatsoever with respect to the Premises or their condition, except as expressly set forth herein; provided, however, the Premises shall be delivered with the existing supplemental air conditioning units in good working order and repair. Tenant further acknowledges that neither Landlord nor any agent or employee of Landlord has made any representations or warranties of any kind, express or implied, concerning the Premises, their condition or this Lease (including, without limitation, any express or implied warranties of merchantability, fitness, habitability or suitability for Tenant’s particular purposes).
     2.3 Term. This Lease is for a Term beginning on the Lease Commencement Date and ending on the Expiration Date.
ARTICLE III
CONDITION OF PREMISES AND TENANT WORK
     3.1 Initial Construction. As indicated in the Work Letter attached hereto as Appendix B (the “Work Letter”), Landlord shall complete Landlord’s Work. Except for Landlord’s Work, Landlord is leasing the Premises to Tenant “as is”, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability), subject to all recorded matters, laws, ordinances and governmental regulations and orders.
     3.2 Delivery of Possession and Commencement Date. For purposes of determining the Commencement Date only, the Premises shall be considered as delivered upon the first to occur of:

     (a) the date on which (i) Landlord or Landlord’s architect gives notice of Substantial Completion (as hereinafter defined) of Landlord’s Work; provided that Substantial Completion has occurred on said date, and (ii) Landlord has delivered actual possession of the Premises to Tenant free of all tenants and occupants; or
     (b) if the date of Substantial Completion of Landlord’s Work is delayed by reason of Tenant Delays (as defined in the Work Letter), the date on which, in Landlord’s reasonable judgment, Landlord’s Work would have been Substantially Completed but for such Tenant Delays.
     “Substantial Completion” of Landlord’s Work shall mean completion of Landlord’s Work except for items which can be completed after Tenant’s occupancy without undue interference with Tenant’s use of the Premises (“Punchlist Items”), as evidenced by (i) a certificate of Landlord’s architect stating that Landlord’s Work has been substantially completed in accordance with the plans and specifications therefor, and (ii) a permanent certificate of occupancy (or its equivalent) for the Premises. Landlord shall use reasonable efforts to complete all Punchlist Items within thirty days or, if such completion is not feasible for any reason not within the reasonable control of Landlord, as soon as conditions permit, and Tenant shall afford Landlord access to the Premises for such purpose pursuant to the terms of this Lease, provided that Landlord does not unreasonably interfere with Tenant’s use or occupancy of the Premises.
     Notwithstanding the foregoing, if Landlord’s Work is not completed by the date which is 240 days after approval of the Final Plans (as defined in the Work Letter), which date shall be extended day for day for each day of Tenant Delay or Force Majeure Delay (as defined in the Work Letter), Tenant, upon thirty (30) days’ written notice to Landlord, may terminate this Lease, provided, however, that if Landlord’s Work is nonetheless completed within such thirty (30) day period, Tenant’s notice to terminate shall be deemed null and void.
     Except for latent defects, and except to the extent Tenant shall have given Landlord notice not later than 60 days after the Commencement Date of defects in Landlord’s Work, Tenant shall have no claim that Landlord has failed to perform any of Landlord’s Work.
     3.3 Early Access. Landlord shall permit Tenant access (at Tenant’s sole risk) for purposes of making measurements and installing equipment and furnishings in the Premises prior to Tenant’s taking possession of the Premises if such can be done without interference with Landlord’s Work in the Premises and in harmony with Landlord’s contractors and subcontractors. Any interference with Landlord’s Work shall be deemed a Tenant Delay.
     3.4 General Provisions Applicable to Construction. Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord or any Superior Mortgagee (as defined below) in reviewing Tenant’s proposed installation, alterations, additions or improvements. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant’s sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable insurance requirements, laws, ordinances, regulations and orders of governmental authorities. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker’s compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, if applicable, copies of all construction contracts and proof of payment for all labor and materials.
Tenant covenants and agrees that with respect to the carpentry work on any and all alterations, improvements and/or additions that are made to the Premises, Tenant’s construction managers, general contractors and subcontractors shall be signatory to and in good standing under the Carpenters Union collective bargaining agreement covering the geographical area where the work is performed, and with respect to non-carpentry work, wherever possible, such work shall be performed by contractors signatory to and in good standing under the collective bargaining agreement of the local building trades union affiliated with the AFL-CIO which covers that work. If the construction manager, general contractor and/or subcontractor with responsibility for the carpentry work is not signatory to and in good standing under the Carpenters Union’s collective bargaining agreement, then the Landlord shall have the right, upon 24 hours’ written notice to Tenant, to order Tenant to cease all work on the Premises, in which event all work then in progress shall be halted and shall not be recommenced until and unless Tenant’s construction manager, general contractor and/or subcontractor becomes subject to or covered by and in good standing under the Carpenters Union’s collective bargaining agreement.
ARTICLE IV
RENT
     4.1 Annual Fixed Rent. Annual Fixed Rent during the Term of this Lease shall be the amount per annum set forth in Section 1.1.
     4.2 Method of Payment. Tenant covenants and agrees to pay the Annual Fixed Rent to Landlord in advance in equal monthly installments (or in the appropriate monthly installments for monthly periods during any Lease Year) on the first day of each calendar month during the Term beginning on the Lease Commencement Date. Tenant shall make ratable payment of Annual Fixed Rent for any portion of a Lease Year (or month) in which the same accrues, all payments of Annual Fixed Rent and additional rent and other sums due hereunder to be paid in current U.S. exchange at the Original Address of Landlord or such other place as Landlord may by notice in writing to Tenant from time to time, without demand and without set-off or deduction.
     Without limiting the generality of the foregoing, except as expressly provided otherwise herein, Tenant’s obligation so to pay shall not be discharged or otherwise affected by reason of the application of any law or regulation now or hereafter applicable to the Premises, or any other restriction of or interference with the use thereof by Tenant, or any damage to or destruction of the Premises by casualty or taking, or on account of any failure by Landlord to perform hereunder or otherwise, or due to any other occurrence; nor shall Tenant ever be entitled and Tenant hereby waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant shall, however, have and maintain, subject to the provisions hereof, the right to seek and obtain from time to time judgments for actual damages occasioned by Landlord’s breach of the covenants of this Lease.
     4.3 Net Return to Landlord. It is intended that Annual Fixed Rent payable hereunder shall be a net return to Landlord throughout the Term, free of expense, charge, offset, diminution or other deduction whatsoever on account of the Premises (excepting financing expenses, federal and state income taxes of general application and those expenses which this Lease expressly makes the responsibility of Landlord), and all provisions hereof shall be construed in terms of such intent.

     4.4 Additional Rent.
          4.4.1 Additional Rent - Landlord’s Taxes. Tenant covenants and agrees to pay to Landlord, as additional rent, an escalation charge calculated as Tenant’s Percentage Share of the increase in Landlord’s Taxes (hereafter defined) for each fiscal tax period, or ratable portion thereof, included in the Lease Term over the Base Taxes (hereinafter defined). Tenant shall make estimated payments on account of increases in Landlord’s Taxes above the Base Taxes in monthly installments on the first day of each month, in amounts reasonably estimated from time to time by Landlord to provide for the full payment of Tenant’s obligation with respect to Landlord’s Taxes on the date such Taxes are due, and with a final payment adjustment between the parties within fourteen (14) days after Landlord provides Tenant a statement of Landlord’s Taxes and Tenant’s Share of the increase of such Taxes above Base Taxes for Landlord’s most recent tax year. “Base Taxes” as used herein means the amount of Landlord’s Taxes for the Base Tax Year. This section shall survive the expiration or earlier termination of this Lease.
          4.4.2 Landlord’s Taxes - Definition. As used in this Lease, the term “Landlord’s Taxes” shall mean all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building (including any so-called linkage, impact or voluntary betterment payments), and all penalties and interest thereon (if due to Tenant’s failure to make timely payments on account of Landlord’s taxes), assessed or imposed against the Premises or the property of which the Premises are a part (including without limitation any personal property taxes levied on such property or on fixtures or equipment used in connection therewith). Notwithstanding the foregoing, “Landlord’s Taxes” shall not include any income, capital, stock, succession, transfer, franchise, gift, estate or inheritance taxes except to the extent that such taxes shall be imposed in lieu of any ad valorem taxes on the Premises or the property of which it is a part, nor shall “Landlord’s Taxes” include any assessments, charges, taxes, rents, fees, rates, levies, excises, license fees, permit fees, inspection fees, or other authorization fees or charges to the extent allocable to or caused by the development or installation of on- or off-site improvements or utilities necessary for the initial development or construction of the Building. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax, there shall be assessed, levied or imposed on such property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Lease Commencement Date) measured by or based in whole or in part upon Building valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term Landlord’s Taxes. Landlord’s Taxes include reasonable expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reductions or to assure maintenance of Landlord’s Taxes for any tax fiscal year wholly or partially included in the Term, whether or not successful and whether or not such efforts involve filing of actual abatement applications or initiation of formal proceedings. If Landlord obtains any refunds of Landlord’s Taxes regarding periods for which Tenant has paid any portion thereof, Tenant shall be credited or shall receive its allocable portion of such refund.
          4.4.3 Additional Rent - Operating Expenses. Tenant covenants and agrees to pay to Landlord, as additional rent, an escalation charge calculated as Tenant’s Percentage Share of the increase in Landlord’s Operating Expenses (hereafter defined) for each of Landlord’s calendar years, or ratable portion thereof, included in the Lease Term above Base Operating Expenses (hereinafter defined). Tenant shall make estimated payments on account of increases in Operating Expenses in monthly installments on the first day of each month in advance, based on amounts reasonably estimated from time to time by Landlord, and with a final payment adjustment between the parties within fourteen (14) days after Landlord provides Tenant a statement of Landlord’s Operating Expenses and Tenant’s Share of the increase of such Operating Expenses over Base Operating Expenses for Landlord’s most recent calendar year. “Base Operating Expenses” as used herein means the amount of Operating Expenses for the Base Operating Expense Year. This section shall survive the expiration or earlier termination of this Lease.
          4.4.4 Landlord’s Operating Expenses – Definition. “Landlord’s Operating Expenses” means all costs paid or incurred in servicing, operating, managing, maintaining, and repairing the Property and the facilities and appurtenances thereto, including, without limitation, the costs of the following: (i) supplies, materials and total wage and labor costs and all costs and expenses of independent contractors paid or incurred on account of all persons engaged in the operation, maintenance, security, cleaning and repair of the Building and the land, facilities and appurtenances thereto, including social security, unemployment compensation, pension, vacation, sick pay and other so-called “fringe benefits”; (ii) services furnished generally to tenants of the Building by Landlord; (iii) utilities consumed and expenses incurred in the operation of the Property and the land, facilities and appurtenances thereto; (iv) casualty, liability, workmen’s compensation and all other insurance expenses (and the amount of any deductible in the event of an insured loss), all insurance to be in such amounts and insuring against such risks as Landlord may, in its sole discretion from time to time decide; (v) snow removal, planting, landscaping, grounds and parking operation, maintenance and repair expenses and any charges payable pursuant to any declarations or recorded covenants; (vi) management fees which do not exceed three percent (3%) of the Property’s gross receipts (or 4% of such amount in the event Landlord’s affiliate sells either the building located at 62 Forest Street, Marlborough, Massachusetts or the Property to an unaffiliated purchaser but does not sell the other property to such purchaser or its affiliates) and which does not exceed those fees customarily paid with respect to buildings in the area which are similar to the Building, and fees for required licenses or permits; (vii) rental or reasonable depreciation of equipment used in the operation of the Building and the land, facilities and appurtenances thereto, and personal property taxes assessed upon such equipment; and (viii) costs of operating any Building amenities including, without limitation, cafeterias and shower and locker facilities, provided, however, that Tenant’s contribution with respect to the cafeteria shall not exceed $1,150 per month ($13,800 per annum). In addition, if Landlord from time to time repairs or replaces any Building components, improvements or equipment or installs any new components, improvements or equipment to the Building (including without limitation energy conservation improvements or other improvements), then the cost of such items amortized over their reasonable life, together with an actual or imputed interest rate (at the level then being charged by institutional first mortgagees for new permanent first mortgage loans on buildings in the area which are similar to the Building) shall be included in Landlord’s Operating Expenses. Landlord’s Operating Expenses shall not include payments of principal, interest or other charges on mortgages or payments of any rent by Landlord on account of any ground lease of the land on which the Building is situated or any lease of the Building; costs of work or services for particular tenants separately reimbursable to Landlord by such tenants; advertising, marketing costs and leasing commissions; and costs of so-called leasehold improvements to rentable areas in the Building.
Notwithstanding anything to the contrary set forth in this Lease, Landlord’s Operating Expenses shall not include the following:
     (i) Bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Property;
     (ii) Costs incurred by Landlord to the extent Landlord is reimbursed by insurance proceeds or is otherwise reimbursed;
     (iii) Depreciation, amortization and interest payments, except on equipment, materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, all as determined in accordance with generally accepted accounting principles, consistently applied, amortized over such item’s reasonably anticipated useful life;
     (iv) Advertising and promotional expenditures;
     (v) Marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants of the Building;
     (vi) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants and other occupants of the Building;
     (vii) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly;
     (viii) Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;
     (ix) Management fees paid or charged by Landlord in connection with the management of the Building to the extent such management fee is in excess of the management fee customarily paid or charged by landlords of comparable buildings in the vicinity of the Building;
     (x) Salaries and other benefits paid to the employees of Landlord to the extent customarily included in or covered by a management fee, provided that in no event shall Landlord’s Operating Expenses include salaries and/or benefits attributable to personnel above the level of Building manager;
     (xi) Rent for any office space occupied by Building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building;
     (xii) Amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
     (xiii) Landlord’s general corporate overhead and general administrative expenses;
     (xiv) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
     (xv) Services provided, taxes attributable to and costs incurred in connection with the operation of any retail, restaurant (other than the cafeteria) and garage operations for the Building, and any replacement garages or parking facilities and any shuttle services;
     (xvi) Costs incurred in connection with upgrading the Building to comply with laws, rules, regulations and codes in effect prior to the Lease Commencement Date;
     (xvii) All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Landlord’s Operating Expenses except in the year in which the assessment or premium installment is actually paid;
     (xviii) Costs arising from the negligence or willful misconduct of Landlord or other tenants or occupants of the Building or their respective agents, employees, licensees, vendors, contractors or providers of materials or services;
     (xix) Costs arising from Landlord’s charitable or political contributions;
     (xx) Costs arising from latent defects or repair thereof;
     (xxi) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; and
     (xxii) Costs for capital improvements, capital repairs and any other capital costs as determined under generally accepted accounting principles except for capital improvements and capital repairs required by any laws not in existence and not in effect as of the Lease Commencement Date and capital repairs to the roof, in either of which case such costs shall be capitalized and amortized over their useful life determined in accordance with generally accepted accounting principles.
     4.5 Allocation of Certain Operating Expenses. If at any time during the Term, Landlord provides services only with respect to portions of the Building which include the Premises or incurs other Operating Expenses allocable to portions of the Building which include the Premises alone, then such Operating Expenses shall be charged entirely to those tenants, including Tenant, of such portions, notwithstanding the provisions hereof referring to Tenant’s Percentage Share. If, during any period for which Landlord’s Operating Expenses are being computed (including the Base Operating Expense Year), less than all of the Building is occupied by tenants, or if Landlord is not supplying all tenants with the services being supplied hereunder, Operating Expenses shall be reasonably estimated and extrapolated by Landlord to determine the Operating Expenses that would have been incurred if the Building were fully occupied for such year and such services were being supplied to all tenants, and such estimated and extrapolated amount shall be deemed to be Landlord’s Operating Expenses for such period. In the event Landlord incurs costs or expenses associated with or relating to separate items or categories of Landlord’s Operating Expenses which were not part of Landlord’s Operating Expenses during the entire calendar year 2008, and such item is a standard or recurring expense, Landlord’s Operating Expenses for calendar year 2008 shall be deemed increased by the amount Landlord would have incurred during the calendar year 2008 with respect to such costs and expenses had such separate items or categories of Landlord’s Operating Expenses been included in Landlord’s Operating Expenses during the entire calendar year 2008. As an illustration of the foregoing, any additional annual premiums resulting from new forms of insurance, any increase in insurance limits or coverage in any year after calendar year 2008 shall be deemed to be included in Landlord’s Operating Expenses for calendar year 2008.
     4.6 Electricity. The Premises shall be separately metered, and Tenant shall pay, as Additional Rent, all costs of its electricity usage directly to the appropriate utility company, and shall provide to Landlord, at Landlord’s request, proof of such payments.
     4.7 Audit. At the request of Tenant at any time within sixty (60) days after Landlord delivers Landlord’s statement of Operating Expenses to Tenant, Tenant (at Tenant’s expense) shall have the right to examine Landlord’s books and records applicable to Landlord’s Operating Expenses. Such right to examine the records shall be exercisable: (i) upon reasonable advance notice to Landlord and at reasonable times during Landlord’s business hours; (ii) only during the 120-day period following Tenant’s receipt of Landlord’s statement of the actual amount of Landlord’s Operating Expenses for the applicable calendar year; and (iii) not more than once each calendar year. In the event (a) an audit of Landlord’s Operating Expenses for such year, conducted by an independent certified public accountant retained by Tenant or an auditing firm approved by Landlord for such purpose, indicates that certain items were improperly included in Landlord’s Operating Expenses and resulted in an overcharge of 5% or more to Tenant and (b) an independent certified public accountant retained by Landlord at Landlord’s expense agrees with the results of said audit, then Landlord shall refund the overage to Tenant and pay the reasonable cost of the audit.
ARTICLE V
ADDITIONAL COVENANTS
     5.1 Tenant’s Covenants. Tenant covenants that at all times during the Term and such further time as Tenant (or persons claiming by, through or under it) occupies the Premises or any part thereof, it shall perform and observe the following conditions, all at its sole cost and expense:
          5.1.1 Utilities and Services. Tenant shall provide and pay all charges and deposits for gas, water, sewer, electricity, and other energy, utilities and services if and to the extent used or consumed on the Premises and not included in the Operating Expenses of the Building during the Term which now or hereafter separately serve the Premises, or are not expressly to be provided by Landlord elsewhere hereunder. It is understood and agreed that except as may be expressly provided hereunder, Landlord shall be under no obligation whatsoever to furnish any such services to the Premises, and shall not be liable for (nor suffer any reduction in any rent on account of) any interruption or failure in the supply of the same.
          5.1.2 Maintenance. Tenant shall maintain, repair and secure the Premises, all improvements and appurtenances thereto, all access areas thereof, and all utilities, facilities, installations and equipment used in connection therewith, and shall pay all costs and expenses of so doing, keeping the Premises in good order, repair and condition, reasonable wear and tear, and damage by casualty and taking (to the extent provided in Article VI only) excepted. Tenant will maintain a preventive maintenance contract providing for the regular inspection and maintenance of the supplemental air conditioning system and the UPS system exclusively serving the Premises with an appropriate contractor or contractors, such contracts and contractors to be reasonably approved by Landlord. At Landlord’s request, Tenant shall provide copies of the service contracts and service logs. Without limiting the generality of the foregoing, Tenant shall keep all interior walls, floor surfaces and coverings, glass, windows, doors, partitions, all fixtures and equipment, utilities, pipes and drains and other installations used in connection with the Premises in such good order, repair and condition.
          5.1.3 Use and Compliance with Law. Tenant shall use the Premises continuously and uninterruptedly only for the Permitted Uses, and then only as permitted under federal, state, and local laws, regulations and orders applicable from time to time, including without limitation municipal bylaws, land use and zoning laws, environmental laws and regulations (including all laws and regulations regulating the production, use, and disposal of any pollutant or toxic or hazardous material), and occupational health and safety laws, and shall procure all approvals, licenses and permits necessary therefor, in each case giving Landlord true and complete copies of the same and all applications therefor. Tenant shall promptly comply with all present and future laws applicable to Tenant’s use of the Premises or Tenant’s signs thereon, foreseen or unforeseen, and whether or not the same necessitate structural or other extraordinary changes or improvements to the Premises or interfere with its particular use and enjoyment of the Premises, and shall keep the Premises equipped with adequate safety appliances and comply with all requirements reasonable in light of the use Tenant is making of the Premises. If Tenant’s use of the Premises results in any increase in the premium for any insurance carried by Landlord, then upon Landlord’s notice to Tenant of such increase Tenant shall pay the same to Landlord upon demand as additional rent. Tenant shall, in any event, indemnify, save Landlord harmless, and defend from all loss, claim, damage, cost or expense (including reasonable attorneys’ fees of counsel of Landlord’s choice against whom Tenant makes no reasonable objection) on account of Tenant’s failure so to comply with the obligations of this Section (paying the same to Landlord upon demand as Additional Rent). Tenant’s obligations in the preceding sentence shall survive the expiration or earlier termination of this Lease. Tenant shall conform to the Rules and Regulations from time to time promulgated by Landlord for the operation, care and use of the common areas of the Building and appurtenant improvements and areas in which Tenant is granted rights of use by the terms of this Lease. Notwithstanding the foregoing or any other provision of this Lease, however, Tenant shall not be responsible for compliance with any such laws, regulations or the like requiring (i) structural repairs or modifications or (ii) repairs or modifications to the utility or building service equipment or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to Tenant’s particular manner of use of the Premises (as opposed to dry laboratory use and office use generally), or (b) be due to the negligence or willful misconduct of Tenant or any agent, employee or contractor of Tenant.
          5.1.4 Liens and Encumbrances. Tenant shall not create or suffer, shall keep Landlord’s property, the Premises and Tenant’s leasehold free of, and shall promptly remove and discharge, any lien, notice of contract, charge, security interest, mortgage or other encumbrance which arises for any reason, voluntarily or involuntarily, as a result of any act or omission by Tenant or persons claiming by, through or under Tenant, or any of their agents, employees or independent contractors, including without limitation liens which arise by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Premises.
          5.1.5 Waiver and Indemnity.
               5.1.5.1 Waiver. Tenant releases Landlord, Landlord’s mortgagee, Landlord’s property manager and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 6.1 hereof, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.
               5.1.5.2 Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord, Landlord’s mortgagee, Landlord’s property manager, members, officers and lenders and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Building and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord, Landlord’s property manager and Landlord’s mortgagee harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Tenant. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant’s sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.
The provisions of Section 5.1.5 shall survive the expiration or earlier termination of this Lease.
          5.1.6 Landlord’s Right to Enter. Landlord and its agents or employees may upon reasonable notice enter the Premises during business hours (and in case of emergency at any time) for the purpose of performing repairs or replacements, or exercising any of the rights reserved to Landlord herein, or securing or protecting Landlord’s property or the Premises, or removing any alterations or additions not consented to by Landlord, and similarly upon reasonable notice may show the Premises to prospective purchasers and lenders, and during the last 12 months of the Term to prospective tenants, and may keep affixed in suitable places notices for letting and selling. Except in case of emergency, Landlord shall be subject in entering the Premises to reasonable security conditions, if any, set forth by Tenant in writing to Landlord.
          5.1.7 Personal Property at Tenant’s Risk. Landlord’s obligation or election to repair or restore the Premises under this Lease shall not include the repair, restoration or replacement of the furniture or any other personal property owned by or in the possession of Tenant, all of which shall be at Tenant’s sole risk.
          5.1.8 Overloading, Nuisance, Etc.. Tenant shall not, either with or without negligence, injure, overload, deface, damage or otherwise harm Landlord’s property, the Premises or any part or component thereof; commit any nuisance; permit the emission of any hazardous agents or substances; allow the release or other escape of any biologically or chemically active or other hazardous substances or materials so as to impregnate, impair or in any manner affect, even temporarily, any element or part of Landlord’s property or the Premises or allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials; nor shall Tenant bring onto the Premises any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials; permit the occurrence of objectionable noise or odors; or make, allow or suffer any waste whatsoever to Landlord’s property or the Premises. Landlord may inspect the Premises from time to time, and Tenant will cooperate with such inspections. Without limitation, “hazardous substances” shall include such substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq. and the regulations adopted thereunder, and “hazardous materials” shall include such materials described in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; in the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21, and oil and hazardous materials as defined in the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L., Chapter 21E, and the regulations adopted under these acts. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence or absence of hazardous materials and substances on the Premises or Property. In all events, Tenant shall indemnify Landlord, Landlord’s property manager, and Landlord’s mortgagees as provided in Section 5.1.5 from any liability arising from or related to the release or threatened release of hazardous materials and substances on the Premises. (At the request of Landlord, Tenant will from time to time confirm such indemnity to mortgagees directly with such mortgagees.) The provisions of this Section 5.1.8 shall survive the expiration or earlier termination of this Lease.

          5.1.9 Yield Up. At the expiration or earlier termination of this Lease, Tenant (and all persons claiming by, through or under it) shall, without the necessity of any notice, surrender the Premises (including all Tenant Work, and all replacements thereof, except such additions, alterations and other Tenant Work as Landlord may direct to be removed, which shall be removed by Tenant and the Premises restored to their pre-existing condition) and all keys to the Premises, remove all of its trade fixtures and personal property not bolted or otherwise attached to the Premises (and such trade fixtures and other property bolted or attached to the Premises as Landlord may direct), and all Tenant’s signs wherever located, in each case repairing damage to the Premises and Property which results in the course of such removal and restoring the Premises and Property to a fully functional and tenantable condition (including the filling of all floor holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Tenant shall yield up the Premises broom-clean and in good order, repair and condition, reasonable wear and tear and damage by casualty and taking (to the extent provided in Article VI only) excepted. Any property not so removed within thirty (30) days after the expiration or termination of the Lease shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay to Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs to the Premises.
          5.1.10 Holding Over. If Tenant (or anyone claiming by, through or under Tenant) shall remain in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease with respect to any portion of the Premises without any agreement in writing executed with Landlord, the person remaining in possession shall be deemed a tenant at sufferance, Tenant shall thereafter pay Annual Fixed Rent at one hundred fifty percent (150%) of the amount payable for the twelve-month period immediately preceding such expiration or termination and with all additional rent payable and covenants of Tenant in force as otherwise herein provided, and Tenant shall be liable to Landlord for all damages, including consequential damages, of such breach. After acceptance of the full amount of such rent by Landlord the person remaining in possession shall be deemed a tenant from month-to-month, terminable at any time by unilateral action of Landlord or Tenant, at such rent and otherwise subject to and having agreed to perform all of the provisions of this Lease, but Landlord will not be deemed to have relinquished any claims for damages.
          5.1.11 Assignment, Subletting.
               (a) Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (herein referred to as a “Transfer”, which term shall include any reassignment of this Lease after any initial assignment of this Lease by the Tenant named herein, or any subsequent reassignment and any assignment of any sublease with respect to all or any portion of the Premises and any sub-subleasing of any portion of the Premises previously subleased) occurring without the prior written consent of Landlord shall be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded), or the merger, consolidation or reorganization of such Tenant, or the transfer of all or any general partnership interest in any partnership, or the transfer of any membership interest in any limited liability company, shall be considered a Transfer.

               (b) If Tenant desires the consent of Landlord to a transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee, including: (i) the name, business and financial condition of the prospective transferee, (ii)n a true and complete copy of the proposed instrument containing all of the terms and condition of such transfer, (iii) a written agreement of the assignee, subtenant or licensee, in recordable form reasonably approved by Landlord, agreeing with Landlord to perform and observe all of the terms, covenants, and conditions of this Lease, and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 5.1.11(c), Landlord shall not unreasonably withhold its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a tenant of the Building; (v) consent to the Transfer would violate any provisions of a Superior Mortgage, or (vi) any other basis which Landlord reasonably deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, Tenant’s sole and exclusive remedy therefor, shall be to seek specific performance of Landlord’s obligation to consent to such Transfer. Tenant shall pay to Landlord any attorneys’ fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer, which fees shall not exceed $1,000.
               (c) Other than with respect to a Transfer permitted by subsection (d) below, Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 5.1.11(b) above. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord’s notice of termination. Notwithstanding the foregoing, if Landlord elects to terminate this Lease as to that portion of the Premises covered by a Transfer, Tenant may elect to withdraw its request for consent to the Transfer within five (5) business days of receipt of Landlord’s notice of election to terminate. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.
               (d) Notwithstanding the prohibitions set forth in subsection (a) above, Tenant may, without Landlord’s consent, assign its interest in this Lease or sublet the Premises to a corporation or other entity which shall (i) control, be under the control of, or be under common control with, Tenant (the term “control” as used herein shall mean ownership of more than 50% of the outstanding voting stock of a corporation, or other equivalent equity and control interest if Tenant is not a corporation), or (ii) result from the merger or consolidation of or into Tenant or be the purchaser of all or substantially all of Tenant’s assets, so long as (A) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease (except if such assignment or sublease is made for a valid intracorporate business purpose to an entity described in clause (iii) above) and is not made to circumvent the provisions of this section, (B) the Tenant named herein shall remain liable for all obligations of Tenant under this Lease, (C) prior to such assignment, such assignee shall enter into a written agreement with Landlord agreeing to be directly bound to Landlord under the terms of this Lease and (D) Tenant provides at least thirty (30) days’ prior written notice to Landlord of such assignment or sublease and copies of any relevant documentation relating to same.

               (e) In no event shall any Transfer release or relieve Tenant from its obligations to fully observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed. It is agreed that the liabilities and obligations of Tenant hereunder are enforceable either before, simultaneously with, or after proceeding against any assignee, sublessee or other transferee of Tenant. Further, Tenant agrees that the amount of any rent or other payment for the use or occupancy of all or any part of the Premises, by sublease, license, assignment of this Lease, or otherwise, shall not depend, in whole or in part, on the income or profits derived by any person or entity from the Premises, other than an amount based on a fixed percentage or percentages of gross receipts or sales.
               (f) Notwithstanding any transfer of this Lease, Tenant’s (and any guarantor’s) liability to Landlord shall in all events remain direct and primary. Any transferee of all or a substantial part of Tenant’s interest in the Premises shall be deemed to have agreed directly with Landlord to be jointly and severally liable with Tenant for the performance of all of Tenant’s covenants under this Lease; and such assignee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be subject to the default provisions hereof). Landlord may collect rent and other charges from such transferee (and upon notice such transferee shall pay directly to Landlord) and apply the net amount collected to the rent and other charges herein reserved, but no transfer shall be deemed a waiver of the provisions of this Section, or the acceptance of the transferee as a tenant, or a release of Tenant or any guarantor from direct and primary liability for the performance of all of the covenants of this Lease. The consent by Landlord to any transfer shall not relieve Tenant from the obligation of obtaining the express consent of Landlord to any modification of such transfer or a further assignment, subletting, license or occupancy; nor shall Landlord’s consent alter in any manner whatsoever the terms of this Lease, to which any transfer at all times shall be subject and subordinate. The breach by Tenant of any covenant in this Section shall be a default for which there is no cure period.
     5.2 Landlord’s Covenants.
          5.2.1 Building Services. Landlord shall furnish the services and utilities described in this Section 5.2. Tenant may obtain additional services and utilities from time to time if the same are obtainable by Landlord upon reasonable advance request and Tenant shall pay for the same at reasonable rates from time to time established by Landlord upon demand as additional rent. Landlord’s obligation shall be subject to the other provisions of this Lease, reasonable wear and tear and damage caused by or resulting from the acts or omissions of Tenant or its transferees (or their agents, employees, invitees and independent contractors), fire, casualty or eminent domain takings.
               5.2.1.1 Landlord’s Maintenance. Landlord shall reasonably maintain the foundations, exterior walls, masonry, structural floors, roof and common areas of the Building. Landlord shall provide and reasonably maintain heating, ventilating and air conditioning systems (other than those exclusively serving the Premises), the plumbing, electrical and sewer systems and the elevators of the Building insofar as such elements affect the Premises.
               5.2.1.2 Office Identification. Subject to Section 5.1.3, Landlord shall provide and install, at Landlord’s expense, Building standard signage on the entry door to the Premises, on the lobby directory, and at the elevator lobby on the first (1st) and third (3rd) floors of the Premises to identify Tenant’s official name; all such letters and numerals to be in the Building standard graphics.
               5.2.1.3 Grounds Maintenance. Landlord shall reasonably maintain the grounds adjacent to the Building and the walkways, sidewalks, driveways, landscaping, lighting and parking areas referred to in Section 2.1.

               5.2.1.4 Cleaning. Landlord shall clean the Premises (consisting of vacuuming of carpeting and dusting of surfaces, after 5:00 p.m. on business days) and remove Tenant’s trash (after 5:00 p.m. on business days) from the Premises (but Landlord shall not be obligated to remove any trash resulting from improvements or alterations of Tenant) provided the Premises are kept in good order by Tenant. The cost of said cleaning by Landlord shall be included in Operating Expenses. Tenant shall provide Landlord with full access to the Premises to fulfill its responsibilities under this Section 5.2.1.4.
          5.2.2 Interruptions. Landlord shall not be liable to Tenant in damages or by reduction of rent or otherwise by reason of inconvenience or annoyance or for loss of business arising from Landlord or its agents or employees entering the Premises for any of the purposes authorized in this Lease or for repairing, altering or improving the Building upon reasonable advance notice and in a manner reasonable in light of the circumstances. In case Landlord is prevented or delayed from making any repairs or replacements or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part by reason of any cause reasonably beyond Landlord’s control, Landlord shall not be liable to Tenant therefor, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall give Tenant such notice as is practicable under the circumstances of the expected duration of such stoppage and will exercise commercially reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.
ARTICLE VI
INSURANCE; CASUALTY; TAKING
     6.1 Insurance.
          6.1.1 Coverage. Tenant shall purchase and maintain insurance during the entire Term of the Lease for the benefit of the Tenant and Landlord (as their interests may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best rating of A-/VIII, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:
               (a) Commercial General Liability Insurance naming Landlord, Landlord’s management, leasing and development agents, Great Point Investors LLC and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal injury, products/completed operations and contractual liability with combined single limits of liability of not less $1,000,000 for bodily injury and property damage per occurrence; $2,000,000 in the aggregate and $5,000,000 as umbrella coverage.
               (b) Property Insurance covering property damage and business interruption for not less than one year. Covered property shall include all tenant improvements in the Premises, office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises. Such insurance shall, with respect to any tenant improvements, name Landlord and Landlord’s mortgagee(s) from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance with a deductible amount not to exceed $10,000.

               (c) Workers’ Compensation Insurance with statutory benefits and Employers’ Liability Insurance with the following amounts: Each Accident - $500,000; Disease - Policy Limit - $500,000; Disease - Each Employee - $500,000 or as otherwise required by law.
     Tenant shall, prior to the commencement of the Lease Term and on each anniversary of the Lease Commencement Date and/or renewal date thereof, furnish to Landlord certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance, and any insurance maintained by Landlord shall be deemed secondary thereto.
               (d) Landlord’s Coverage. Landlord shall purchase and maintain in effect all-risk insurance covering loss or damage to the Building in the amount of its replacement value with such endorsements and deductibles as Landlord shall reasonably determine from time to time. Landlord shall have the right to obtain flood, earthquake, environmental and such other insurance as Landlord shall reasonably determine from time to time or shall be required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s trade fixtures, equipment or building improvements. Landlord shall purchase and maintain commercial general liability insurance with coverage for premises operations, personal injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence; $2,000,000 in the aggregate and $5,000,000 as umbrella coverage. During the Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Fixed Rent plus estimated real property taxes and operating expenses. Any policy obtained by Landlord shall not be contributory, shall not provide primary insurance and shall be excess over any insurance maintained by Tenant.
          6.1.2 Avoid Action Increasing Rates. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this Section 6.1.2 and (i) any insurance coverage is jeopardized and Tenant fails to correct such dangerous or prohibited use following ten (10) days’ notice or (ii) insurance premiums are increased and Tenant fails, following ten (10) days’ notice, to pay the amount of such increase or cease such use, then in each event such failure shall constitute an Event of Default by Tenant hereunder, without any further notice or cure right, and Landlord shall have all of its remedies as set forth in the Lease.
          6.1.3 Waiver of Subrogation. Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible property insurance policies. Landlord waives any and every claim against Tenant for any and all loss of or damage to the Building or the Premises or contents thereof, which would have been covered had the insurance policies required to be maintained by Landlord by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Tenant waives any and every claim against Landlord for any and all loss of, or damage to, the Building or Premises or the contents thereof, which would have been covered had the insurance policies required to be maintained by Tenant under this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of property insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.
     6.2 Fire or Casualty. If the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then Landlord shall repair and restore the damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, but Landlord shall not be obligated to expend for repairing or restoring the damage an amount in excess of the proceeds of insurance recovered with respect to the damage. If in Landlord’s estimate the Premises cannot be restored within two hundred seventy (270) days from the date of such fire or casualty (or within one hundred twenty (120) days if the fire occurs during the last Lease Year), then Landlord shall give notice to Tenant of such estimate within ninety (90) days after such fire or casualty. Tenant may elect in writing thirty (30) days following the date of such notice from Landlord, time being of the essence, to terminate this Lease effective as of the date of Tenant’s notice. If any such damage (i) renders 25% of the Building untenantable or (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord’s reasonable estimate within two hundred seventy (270) days from the date of such damage or (iii) occurs within the last Lease Year and will take more than sixty (60) days to repair, Landlord shall have the right to terminate this Lease as of the date of such damage upon written notice given to the Tenant at any time within ninety (90) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration unless said repairs and restoration are not completed within three hundred sixty-five (365) days from the date of the underlying damage. Annual Fixed Rent and additional rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable and, in fact, unoccupied by Tenant as a result of such damage.
          Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 6.2 to repair or restore any portion of any alterations, additions, installation or improvements in the Premises or the decoration thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant’s sole cost and expense subject to all of the applicable provisions of the Lease. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord’s property upon the termination of the Lease.
     6.3 Waiver of Claim. Landlord and its partners, members, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business resulting from the loss of the use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person, unless and then only to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, recovering and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. The provisions of this Article VI shall survive the expiration or earlier termination of this Lease.

     6.4 Nonwaiver. No waiver of any provisions of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provisions, even if such violation is continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt for monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right to possession hereunder or after the finding of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Annual Fixed Rent and Additional Rent due, and the payment of said Annual Fixed Rent and Additional Rent shall not waive or affect said notice, suit or judgment.
     6.5 Condemnation. If the Land or the Building (or any portion of the Building, the loss of which would require reconfiguration or restoration of the Building which Landlord reasonably estimates will cost in excess of 25% of the current replacement cost of the Building) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, Landlord shall have the right, exercisable at its sole direction, to cancel the Lease upon not less than sixty (60) days’ notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or condemnation.
     If any such taking (i) renders 25% of the Building untenantable, (ii) renders any material portion of the Premises untenantable, or (iii) renders general Building systems inoperable and such systems cannot be repaired in Landlord’s reasonable estimate within three hundred sixty-five (365) days from the date of such taking or (iii) occurs within the last two (2) Lease Years, both Tenant and Landlord shall have the right to terminate this Lease as of the date of such taking upon written notice given to the other party at any time within sixty (60) days after the date such taking becomes effective. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of repairs or restoration following a taking. Annual Fixed Rent and additional rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable and, in fact, unoccupied by Tenant as a result of such taking.
ARTICLE VII
DEFAULT
     7.1 Events of Default. (a) If Tenant fails to pay any installment of Annual Fixed Rent or additional rent or other sum or charge hereunder within five (5) days of the date due hereunder, or (b) if more than two notices of default are given in any rolling twelve month period, or (c) if any assignment shall be made by Tenant (or any assignee, sublessee or guarantor of Tenant) for the benefit of creditors, or (d) if Tenant’s leasehold interest shall be taken on execution or by other process of law, or (e) if a petition is filed by Tenant (or any assignee, sublessee or guarantor of Tenant) for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of any bankruptcy or reorganization act then in force and effect, or (f) if an involuntary petition under the provisions of any bankruptcy act is filed against Tenant (or any assignee, sublessee or guarantor of Tenant) and such involuntary petition is not dismissed within thirty (30) days thereafter, or (g) if Tenant (or any assignee, sublessee or guarantor of Tenant) shall be declared bankrupt or insolvent according to law, or (h) if a receiver, trustee or assignee shall be petitioned for and not contested by Tenant for the whole or any part of Tenant’s (or such assignee’s, sublessee’s or guarantor’s) property, or if a receiver, trustee or assignee shall be appointed over Tenant’s (or such other person’s) objection and not be removed within thirty (30) days thereafter, or (i) if any representation or warranty made by Tenant shall be untrue in any material respect when made, or (j) if Tenant fails to perform any other covenant, agreement or condition hereunder and such default continues for thirty (30) days after written notice (provided, however, that such thirty (30) day period shall be reasonably extended in the case of such non-monetary default if the matter complained of can be cured, but the cure cannot be completed within such period and Tenant begins promptly to cure within such period and thereafter diligently completes the cure within ninety (90) days of the initial default; if such matters cannot be cured, then there shall be no cure period), then, and in any such case, Landlord and its agents and employees lawfully may, in addition to and not in derogation of any remedies for any preceding breach, immediately or at any time thereafter, without demand or notice and with or without process of law, enter into and upon the Premises or any part thereof in the name of the whole, or mail or deliver a notice of termination of the Term addressed to Tenant at the Premises or at any other address herein provided, and thereby terminate this Lease and repossess the same as of Landlord’s former estate. Upon such entry or mailing or delivery, as the case may be, the Term shall terminate, all executory rights of Tenant and all obligations of Landlord under this Lease shall immediately cease, and Landlord may expel Tenant and all persons claiming by, through or under Tenant and remove its and their effects (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants; and Tenant hereby waives all statutory and equitable rights to its leasehold (including without limitation rights in the nature of further cure or of redemption, if any). Landlord may, without notice, store Tenant’s effects (and those of any person claiming by, through or under Tenant) at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or auctions or at private sale or sales after seven (7) days notice to Tenant (which notice Tenant agrees is reasonable) and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. If any payment of Annual Fixed Rent, additional rent, or other payment due from Tenant to Landlord is not paid when due, then Landlord may, at its option, in addition to all other remedies hereunder, impose a late charge on Tenant equal to 3% of the amount in question, which late charge will be due upon demand as additional rent.
     7.2 Remedies for Default.
          7.2.1 Reletting Expenses Damages. If this Lease is terminated for default, then Tenant covenants, as an additional cumulative obligation after such termination, to pay all of Landlord’s reasonable costs and expenses related thereto or in collecting amounts due hereunder, including attorneys’ fees, and all of Landlord’s reasonable expenses in connection with reletting, including without limitation, tenant inducements, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like (“Reletting Expenses”). It is agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such tenant inducements as Landlord in its sole judgment considers advisable, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole discretion considers advisable, and no action of Landlord in accordance with the foregoing nor any failure to relet or to collect rent under any reletting shall operate or be construed to release or reduce Tenant’s liability. Any obligation to relet the Premises imposed upon Landlord by law shall be subject to Landlord’s reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms, etc. Landlord’s Reletting Expenses together with all sums otherwise provided for in this Lease, whether incurred prior to or after such termination, shall be due and payable immediately from time to time upon notice from Landlord. Landlord shall use commercially reasonable efforts to mitigate its damages.
          7.2.2 Termination Damages. If this Lease is terminated for default, then unless and until Landlord elects lump sum liquidated damages described in Section 7.2.3 below Tenant covenants, as an additional cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence Tenant shall be credited with the net proceeds of any rent then actually received by Landlord from a reletting of the Premises after deducting all sums provided for in this Lease to be paid by Tenant and not then paid.
          7.2.3 Lump Sum Liquidated Damages. If this Lease is terminated for default, then Tenant covenants, as an additional cumulative obligation after termination, to pay forthwith to Landlord at Landlord’s election made by written notice to Tenant at any time after termination, as liquidated damages a single lump sum payment equal to the sum of (i) all sums provided for in this Lease to be paid by Tenant and not then paid at the time of such election, plus either (ii) the excess of all of the rent reserved for the residue of the Term (with additional rent on account of Landlord’s Taxes and Operating Expenses deemed to increase 10% in each year on a compounding basis) over all of the rent actually received (or which rent Tenant shows by clear and convincing evidence will be received), on account of the Premises during such period, which rent from reletting shall be reduced by reasonable projections of vacancies and by Landlord’s Reletting Expenses described above to the extent not theretofore paid to Landlord, or (iii) an amount equal to the sum of all of the rent and other sums due hereunder and payable with respect to the twelve (12)-month period next following the date of termination.
     7.3 Remedies Cumulative. Any and all rights and remedies Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination or rejection of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which the damages are to be proved, whether such amount be greater, equal to, or less than the amount of the loss or damages referred to in the preceding Section.
     7.4 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition, or any waiver by Landlord of the breach of any covenant or condition, shall not in any way be held or construed to operate so as to impair the continuing obligation of such covenant or condition, or otherwise operate to permit other similar acts or omissions. No breach shall be deemed to have been waived unless and until such waiver be in writing and signed by Landlord. The failure of Landlord to seek redress for violation of or insist upon the strict performance of any covenant or condition of this Lease, or the receipt by Landlord of rent with knowledge of any violation, shall not be deemed a consent to or waiver of such violation, nor shall it prevent a subsequent act, which would otherwise constitute a violation, from in fact being a violation.
     7.5 No Accord and Satisfaction; No Surrender. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, additional rent or any other sum or charge then due shall be deemed to be other than on account of the earliest installment of such rent, sum or charge due; nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy available to it. The delivery of keys (or any similar act) to Landlord or any agent or employee of Landlord shall not operate as a termination of this Lease or an acceptance of a surrender of the Premises, which may occur only upon Landlord’s written acknowledgement of same.
     7.6 Waiver of Jury. Landlord and Tenant hereby waive trial by jury in any summary proceeding in any emergency or other statutory remedy, or in any action based, in whole or in part, on non-payment of rent or other default under this Lease; and Tenant further agrees that it shall not interpose any counterclaim or set-off in any such proceeding.

     7.7 Landlord’s Curing and Enforcement. If Tenant shall neglect or fail to perform or observe any covenant or condition of this Lease and shall not cure such default within the applicable cure period, Landlord may, at its option, without waiving any claim for breach, at any time thereafter cure such default for the account of Tenant, and any amount paid or any liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant shall reimburse Landlord therefor, together with an administrative charge of ten per cent (10%) of the amount thereof, on demand as additional rent; and Tenant shall further indemnify and save Landlord harmless in the manner elsewhere provided in this Lease in connection with all of Landlord’s actions in effecting any such cure. Notwithstanding any other provision herein concerning cure periods, Landlord may cure any default for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances (including telephone notice) if the curing of such default prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or other improvements or possible injury to persons, or to protect Landlord’s interest in its property or the Premises. Tenant shall pay to Landlord on demand as additional rent all of the costs and expenses of Landlord, including such administrative charge and reasonable attorneys’ fees, incurred in enforcing any covenant or condition of this Lease. Without limiting any of its other rights or remedies, any sum due hereunder shall, in addition, bear interest from the date due at the greater of (i) one and one-half percent (1 1/2%) for each month (or ratable portion thereof) the same remains unpaid, or (ii) three percent (3%) per annum (or ratable portion thereof) above the so-called base or prime lending rate charged by Bank of America from time to time on 90 day loans to its most credit-worthy borrowers; provided that interest shall never exceed the maximum rate permitted under applicable law.
     In the event Tenant breaches any covenant or fails to observe any condition set forth in Article VII with respect to the insurance required to be maintained by Tenant, then without limiting any other right or remedy, and notwithstanding any other provision herein concerning notice and cure of defaults, Landlord may immediately and without notice to Tenant obtain such insurance, and Tenant shall pay the cost thereof and Landlord’s expenses related thereto upon demand as additional rent.
     7.8 Landlord’s Default. In no event shall Landlord be in default unless notice thereof has been given to Landlord (and all mortgagees of which Tenant has notice) and Landlord (or any such mortgagee at its sole discretion) fails to perform within thirty (30) days (provided, however, that such thirty (30) day period shall be reasonably extended if such performance begins within such period and thereafter is diligently pursued, or if such mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter begins and diligently pursues curing with reasonable promptness).
     7.9 Prevailing Parties. In the event of any litigation between Landlord and Tenant, the unsuccessful party as determined by a court of competent jurisdiction shall reimburse the successful party for all reasonable legal fees and expenses incurred by the successful party in prosecuting or defending any such action.
     7.10 Security Deposit. Upon execution of this Lease, Tenant shall deposit the Security Deposit with Landlord as security for the performance of Tenant’s obligations under this Lease. Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant shall within five (5) business days after written demand therefor restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within sixty (60) days after the expiration of the Term and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit; and Landlord shall be relieved of any liability with respect to the Security Deposit.
     If the Security Deposit is in the form of an unconditional, irrevocable letter of credit, such letter of credit shall be issued by a financial institution acceptable to Landlord and in the form of Appendix D. The letter of credit shall be renewed by Tenant at least thirty (30) days prior to expiration and shall remain in effect until sixty (60) days after the scheduled end of the Term.
          On each anniversary of the Lease Commencement Date, and provided that at such time no Event of Default exists, and no state of facts, which, with notice or the passage of time, or both, would constitute and Event of Default exists, the amount of the Security Deposit may be reduced by $100,000, provided, however, it shall never be reduced below $100,000. Notwithstanding the foregoing, if Tenant reports four (4) continuous quarters of positive Income Before Taxes, Tenant shall be entitled to reduce the amount of the Security Deposit to fifty percent (50%) of its then current amount; provided, however, if Tenant elects such reduction of the Security Deposit, the future annual reduction shall be only $50,000 on each subsequent anniversary of the Lease Commencement Date and the Security Deposit shall never be reduced below $100,000.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     8.1 Notice from One Party to the Other. All notices required or permitted hereunder shall be in writing and shall be deemed duly served if mailed by certified mail, postage prepaid, by recognized overnight courier, or by facsimile transmission which provides confirmation of receipt, addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. If requested, Tenant shall send copies of all such notices in like manner to Landlord’s mortgagees and any other persons having an interest in the Premises and designated by Landlord. Any notice so addressed shall be deemed duly served on the second business day following the day of mailing if so mailed by registered or certified mail, return receipt requested, whether or not accepted, on the following business day if sent by recognized overnight courier, whether or not accepted, and on the day of receipt if received on or before 5 p.m. in the time zone of the recipient, if sent by facsimile.
     8.2 Quiet Enjoyment. Landlord agrees that upon Tenant’s paying all rent and performing and observing all covenants, conditions and other provisions on its part to be performed and observed, Tenant may peaceably and quietly have, hold and enjoy the Premises during the Term without disturbance by Landlord or anyone claiming by, through or under it, subject always to the terms of this Lease, provisions of law, and rights or interests of record to which this Lease may be or become subject and subordinate.
     8.3 Limitation of Landlord’s Liability. Landlord shall be liable only for breaches of Landlord’s obligations occurring while Landlord is owner of the fee of which the Premises are a part (provided, however, that if Landlord shall ever sell and lease-back such fee, or the ground thereof or the improvements thereon, then “fee” shall, in such event, be deemed to mean Landlord’s leasehold interest). Tenant (and all persons claiming by, through or under Tenant) agrees to look solely to Landlord’s interest from time to time in the fee of which the Premises are a part for satisfaction of any claim or recovery of any judgment from Landlord; it being agreed that neither Landlord nor any trustee, beneficiary, partner, member, manager, shareholder, agent or employee of Landlord shall ever be personally or individually liable for any claim or judgment, or otherwise, to Tenant (or such persons). In no event shall Landlord ever be liable to Tenant (or such persons) for indirect or consequential damages, nor shall Landlord ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of its interest in the fee of which the Premises are a part.
     8.4 Applicable Law and Construction. This Lease may be executed in counterpart copies and shall be governed by and construed as a sealed instrument in accordance with the laws of The Commonwealth of Massachusetts. If any provision shall to any extent be invalid, the remainder of this Lease shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior dealings between them with respect thereto. There are no oral agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by an instrument in writing executed by Landlord and Tenant. The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by its terms not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional, time always being of the essence to any options; and if Tenant purports to condition the exercise of any option or vary its terms in any manner, then the option granted will automatically and immediately become null and void and the purported exercise will be ineffective. This Lease and all consents, notices and other related instruments may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that reproductions will be admissible in evidence to the same extent as the original itself in and judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and further reproduction will likewise be admissible. The titles of the several Articles and Sections are for convenience only, and shall not be considered a part hereof. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant.
     8.5 Successors and Assigns. Except as herein provided otherwise, the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its legal representatives, successors and assigns, and shall inure to the benefit of Tenant and its legal representatives, successors and assigns; and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant (and any guarantor of Tenant) and Tenant’s legal representatives, successors and assigns and shall inure to the benefit of Landlord and its legal representatives, successors and assigns.
     8.6 Relationship of the Parties. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers; it being understood and agreed that neither the manner of fixing rent, nor any other provision of this Lease, nor any act of the parties, shall ever be deemed to create any relationship between them other than the relationship of landlord and tenant.
     8.7 Estoppel Certificate. Within ten (10) days of either party’s request, Landlord and Tenant agree, in favor of the other, to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications), and the amount and dates to which the Annual Fixed Rent (and additional rent and all other charges) have been paid and any other information reasonably requested by the requesting party or Landlord’s mortgagee. Both parties intend and agree that any such statement may be relied upon by any prospective purchaser, mortgagee, or other person to whom the same is delivered. Tenant acknowledges that prompt execution and delivery of such statements, and all instruments referred to in Article X, constitute essential requirements of any financings or sales by Landlord.
     8.8 Notice of Lease. Tenant may record, at its sole cost and expense, a notice of this Lease in form reasonably acceptable to Landlord.
     8.9 Construction on Adjacent Premises. Landlord shall have the right, in connection with any development within or adjacent to the Building, to grant easements through the Building for access and egress to and from such development and for the installation, maintenance, repair, replacement or relocation of utilities serving such development and/or the Premises and for the installation, removal, maintenance, repair and replacement of windows and walkways related to such development. Such right shall include the right to grant such easements through the Premises, provided that installations, replacements or relocations of utilities in the Premises shall be placed above ceiling surfaces, below floor surfaces or within perimeter walls. This Lease shall be subject and subordinate to any easements so granted. Landlord and its agents, employees, licensees and contractors shall also have the right during any construction period for any such development to enter the Premises to undertake work pursuant to any easement granted pursuant to the above paragraph; to shore up the foundations and/or walls of the Premises and Building; to erect scaffolding and protective barricades around the Premises or in other locations within or adjacent to the Building; and to do any other act necessary for the safety of the Premises or Building or the expeditious completion of such construction. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Section. Landlord shall not unreasonably interfere with the conduct of Tenant’s business and shall minimize the extent and duration of any inconvenience, annoyance or disturbance to Tenant resulting from any work pursuant to this Section in or about the Premises or Building, consistent with accepted construction practice. It is not intended that the exercise of such rights will result in any substantial permanent reduction in the floor area of the Premises, but if any act by Landlord pursuant to this Section results in a permanent reduction in the floor area of the Premises, Tenant shall be entitled to a proportional abatement of Annual Fixed Rent and additional rent. In no event shall any work performed by Landlord diminish or make less convenient Tenant’s parking rights hereunder.
     8.10 Tenant As Business Entity. If Tenant is a business entity, then the person or persons executing this Lease on behalf of Tenant jointly and severally warrant and represent that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of Tenant enforceable in accordance with its terms. Simultaneously with the execution of the Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s directors, manager, or general partner authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.
     8.11 Parking. During the Term, Tenant shall be permitted to use at no cost to Tenant the number of Parking Spaces set forth in Section 1.1 in the parking areas designated by Landlord for use by Building tenants, subject to such reasonable terms, conditions and regulations as are from time to time applicable to authorized users of such parking areas. Such parking spaces shall be available for Tenant’s use on an unassigned, non-reserved basis.

     8.12 Renewal Option. Provided no Event of Default exists, or any state of facts, which, with notice or the passage of time, or both, would constitute an Event of Default under this Lease, either at the time such option is exercised or at the time the Renewal Period commences, Landlord grants Tenant the option (the “Renewal Option”) to extend this Lease with respect to all of the Premises for one (1) additional consecutive period of five (5) years (the “Renewal Period”). The Renewal Option shall be exercised by Tenant delivering written notice to Landlord at least twelve (12) months prior to the Expiration Date of the initial Term.
     The Rent for the Renewal Period (the “Renewal Rental Rate”) shall be the fair market rental rate, which shall be the rental rate then being charged by landlords (including Landlord) in the market area in which the Premises is located on new leases or on renewed leases to tenants of a similar credit quality to Tenant for space of similar quality and size as the Premises, taking into account all relevant factors, including without limitation, location, age, extent and quality of the Premises, length of term, amenities of the Premises, location, definition of net rentable area, and, if any, abatement provisions reflecting free rent, improvement allowances, brokerage commissions and any other concessions which would be granted by Landlord or a comparable landlord.
     Within thirty (30) days after Tenant’s exercise of the Renewal Option, Landlord shall notify Tenant in writing of the proposed Renewal Rental Rate as determined by the above formula. Tenant shall have ten (10) days from the receipt of Landlord’s notice (the “Outside Agreement Date”) to either accept or dispute Landlord’s determination of the Renewal Rental Rate or cancel the exercise of the Renewal Option. In the event that Tenant disputes Landlord’s determination, Tenant shall so notify Landlord and each party shall make a separate determination of the Renewal Rental Rate which shall be submitted to each other and to arbitration in accordance with the following procedure:
          (i) Landlord and Tenant shall each circulate its determination of the Renewal Rental Rate and, within ten (10) business days of the Outside Agreement Date, appoint one arbitrator who shall, by profession, be a current real estate broker or appraiser of comparable properties in the 495 West submarket and who has been active in such field over the last five (5) years (a “Qualified Arbitrator”). The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Renewal Rental Rate is the closest to the actual Renewal Rental Rate as determined by the arbitrators.
          (ii) The two Qualified Arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed Qualified Arbitrator agree upon and appoint a third Qualified Arbitrator.
          (iii) The three Qualified Arbitrators shall within fifteen (15) days of the appointment of the third Qualified Arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Renewal Rental Rate, and shall notify Landlord and Tenant thereof. The decision of a majority of the three Qualified Arbitrators shall be binding upon Landlord and Tenant.
          (iv) If either Landlord or Tenant fails to appoint a Qualified Arbitrator within ten (10) business days after the Outside Agreement Date, the Qualified Arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such Qualified Arbitrator’s decision shall be binding upon Landlord and Tenant.
          (v) If the two Qualified Arbitrators fail to agree upon and appoint a third Qualified Arbitrator, or both parties fail to appoint a Qualified Arbitrator, then the appointment of the third Qualified Arbitrator or any Qualified Arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 8.12.
     Landlord and Tenant shall execute an amendment to this Lease within fifteen (15) days after the determination of the Renewal Rental Rate, which amendment shall set forth the extended Term and the Renewal Rental Rate. Except for the change in the Rent, the Renewal Period shall be subject to all of the terms and conditions of this Lease.
     Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any collateral instrument or that Landlord may otherwise have, to terminate this Lease or any renewal or extension of the Term either during the original Term or during the renewed or extended term. Any renewal or extension right granted to Tenant shall be personal to Tenant and may not be exercised by any assignee, subtenant or legal representative of Tenant to which Landlord’s consent was required with respect to the assignment, subletting or transfer thereto. Any termination of this Lease shall serve to terminate any such renewal or extension of the Term, whether or not Tenant shall have exercised any option to renew or extend the Term. No option granted to Tenant to renew or extend the Term shall be deemed to give Tenant any further option to renew or extend.
     8.13 Expansion Option. After the Lease Commencement Date, provided Tenant is not in default under this Lease beyond any applicable grace or cure period and that no event or condition exists which with notice or the expiration of any grace period would constitute an Event of Default under this Lease at the time the option may be exercised, and subject to those rights of other tenants of the Property existing as of the date hereof and set forth on Schedule 8.13 attached hereto, Landlord shall provide Tenant with a written notice (an “Availability Notice”) of any space in the Building becoming available for re-lease during the Term of this Lease (the “Expansion Space”).
     (i) Such Availability Notice shall include (1) the date on which Tenant may occupy such Expansion Space, (2) the Annual Fixed Rent for the Expansion Space (the “Expansion Space Rent”), which Expansion Space Rent shall be at a per square foot rate which is equal to the market rate in effect for comparable space in the area of the Property at that time, (3) the term for the Expansion Space and (4) any other important terms upon which the Landlord is offering the Expansion Space.
     (ii) In order to exercise its rights under this section, Tenant must give Landlord written notice of its election to accept the offer set forth in the Availability Notice (the “Acceptance Notice”) within ten (10) days (the “Acceptance Period”) after receiving the Availability Notice. Notwithstanding the foregoing, if Tenant does not agree that the proposed Expansion Space Rent is the market rental rate in effect for comparable space in the area of the Property at that time, Tenant shall notify Landlord in writing prior to the expiration of the Acceptance Period and in such notice (1) shall appoint a Qualified Arbitrator and (2) shall include the Qualified Arbitrator’s determination of the Expansion Space Rent. Within three (3) business days of receipt of the notice from Tenant, Landlord shall appoint a second Qualified Arbitrator. Within three (3) business days of such appointment, the two Qualified Arbitrators will appoint a third Qualified Arbitrator. Within three (3) business days of the appointment of the third Qualified Arbitrator, the three Qualified Arbitrators shall reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Expansion Space Rent, and shall notify Landlord and Tenant of such determination. The decision of a majority of the three Qualified Arbitrators shall be binding upon Landlord and Tenant.
     (iii) If Tenant timely accepts the Landlord’s offer in accordance with subsection (ii), then Tenant’s leasing of the Expansion Space shall be under all terms of this Lease other than as modified by the offer, except that (a) the Annual Fixed Rent shall be as determined in accordance with the provisions above, (b) the fraction used for Tenant’s Percentage Share shall be increased proportionately to reflect the addition of the Expansion Space to the Premises, (c) if the term for the Expansion Space would commence at a time when at least five (5) years remain on the Lease Term for the initial Premises, the term for the Expansion Space shall be co-terminus with the initial Premises, and (d) Tenant shall be permitted to use an additional four (4) parking spaces for each 1,000 square feet of Expansion Space. Furthermore, within fifteen (15) days after the delivery of the Acceptance Notice, the parties shall execute a written amendment to this Lease documenting the foregoing.
     (iv) If Tenant fails to timely deliver the Acceptance Notice or refuses in writing the offer contained in the Availability Notice (other than the determination of the Expansion Space Rent as provided for in subsection (ii)), Landlord shall have the right to lease the Expansion Space to any third party tenant. Tenant’s rights under this Section 8.13 with respect to any other portion of the Expansion Space shall remain in full force and effect.
     8.14 Exterior Signage. Subject to the City of Marlborough sign and zoning ordinance and other applicable laws, if any, Landlord grants Tenant the right to exterior building signage in the event that Tenant (i) occupies more than fifty percent (50%) of the Building, (ii) is the largest space user in the Building, or (iii) more than one (1) exterior Building sign is allowed by applicable law. Tenant’s exterior building signage size shall be the maximum sign permitted by applicable law with two (2) tenants in the Building. If at any time during the Lease Term, (a) Tenant does not occupy more than fifty percent (50%) of the Building and (b) is not the largest space user in the Building and applicable laws do not permit more than one exterior building sign, then Landlord may revoke Tenant’s right to exterior building signage. Landlord may also revoke Tenant’s right to exterior building signage if Tenant subleases more than fifty percent (50%) of the Premises.
ARTICLE IX
BROKERS
     9.1 Brokers. Tenant and Landlord each represent and warrant to the other that it has not dealt with any broker other than the Brokers identified in Section 1.1, to whom Landlord shall pay a commission pursuant to a separate written agreement, in connection with this Lease or the Premises and agrees to indemnify and save the other party harmless from all loss, claim, damage, cost or expense (including reasonable attorneys’ fees) arising from any breach of this representation and warranty by such party. The warranty, representation and indemnity in this Section 9.1 shall survive the expiration or any earlier termination of this Lease.
ARTICLE X
LANDLORD’S FINANCING
     10.1 Subordination and Superiority of Lease. Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to the present or future lien of any mortgage (and at Landlord’s election, to the lien of any subordinate mortgage or mortgages) and to the rights of any lessor under any ground or improvements lease of the Premises (collectively referred to in this Lease as a “mortgage” and the holder or lessor thereof from time to time as a “mortgagee”), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof, and that Tenant shall attorn to any such mortgagee succeeding to Landlord’s interest in the Property by foreclosure, deed in lieu of foreclosure, or otherwise, promptly after the giving of notice by such mortgagee requiring such attornment, subject however, to the mortgagee agreeing in writing that Tenant shall not be disturbed in its possession upon Tenant’s attornment to such mortgagee as Landlord and performance of its Lease covenants (both of which conditions Tenant agrees with all mortgagees to perform). Landlord shall use commercially reasonable efforts to cause the mortgagee of any mortgage to execute and deliver to Tenant an agreement to such effect on such mortgagee’s standard form. Tenant agrees that any mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgage (or the priority of its ground lease) to some or all provisions of this Lease.
     Tenant agrees that this Lease shall survive the merger of estates of ground (or improvements) lessor and lessee. Until a mortgagee (either superior or subordinate to this Lease) forecloses Landlord’s equity of redemption (or terminates in the case of a ground or improvements lease), no mortgagee shall be liable for failure to perform any of Landlord’s obligations (and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord’s interest and then only as limited herein). Any mortgagee (or any other successor to Landlord acquiring the Property by foreclosure, deed in lieu of foreclosure, or otherwise) shall not be (i) liable for any previous act or omission of Landlord under the Lease; (ii) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to Tenant against Landlord; (iii) unless consented to by such mortgagee, bound by any previous amendment or modification of the Lease or by any previous prepayment of more than one month’s payment of Annual Fixed Rent or additional rent; (iv) required to account for any security deposit of Tenant other than any security deposit actually delivered to such mortgagee by Landlord; (v) bound by any obligation to make any payment to Tenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the Lease to be performed by Landlord after the date of such attornment; or (vi) responsible for any monies owing by Landlord to Tenant. Tenant shall give notice of any alleged non-performance on the part of Landlord to any mortgagee of which Tenant has notice, simultaneously with the default notice delivered to Landlord; and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no less than 30 days (to be reasonably extended in the same manner Landlord’s 30 day cure period is to be extended) following Landlord’s cure period during which such mortgagee may, but need not, cure any non-performance by Landlord. The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any person which may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Premises.
     10.2 Rent Assignment. If from time to time Landlord assigns this Lease or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but the assignee shall be responsible only for non-performance of Landlord’s obligations which occur after it succeeds to and only while it holds Landlord’s interest in the Premises.
     10.3 Other Instruments. The provisions of this Article shall be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of this Article (and being otherwise commercially reasonable) from time to time requested by Landlord or any mortgagee in furtherance of the foregoing, and further agrees that its failure to do so within ten (10) days after written demand shall be subject to the default provisions of this Lease.
SIGNATURES FOLLOW ON NEXT PAGE

     WITNESS the execution hereof under seal as of the date first set forth above.

TENANT:	NETEZZA CORP., a Delaware corporation

	By:	/s/ P.J. Scannell, Jr.

		Name:	P.J. Scannell, Jr.
		Title:	SVP + CFO

LANDLORD:	NE WILLIAMS II, LLC,
a Delaware limited liability company

	By:	/s/ Joseph Versaggi

		Name:	Joseph Versaggi

		Title:	Vice President

APPENDIX A
PREMISES PLAN
See attached plan.
[Floor Plan]

A-1

APPENDIX B
WORK LETTER
     THIS WORK LETTER AGREEMENT (“Work Letter”) is entered into as of the ___ day of ___, 2008 by and between NE WILLIAMS II, LLC (“Landlord”), and NETEZZA CORP. (“Tenant”).
RECITALS
     A. Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into the Lease covering certain Premises more particularly described in the Lease. All terms not defined herein have the same meanings as set forth in the Lease.
     B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:
     1. LANDLORD’S WORK. As used in the Lease and this Work Letter Agreement, the term “Landlord’s Work” means those items of general tenant improvement construction shown on the Final Plans (described in Paragraph 4(b) below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall coverings), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork and distribution of Building services such as sprinkler and electrical service. All Landlord’s Work and components thereof shall at all times be and remain the sole property of Landlord.
     Landlord, at its sole cost and expense, shall (a) demise the Premises in accordance with code and (b) deliver the roof and HVAC system for the Building in good working order, which Landlord shall warrant for one year after the Lease Commencement Date.
     2. CONSTRUCTION REPRESENTATIVES. Landlord appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter:

Tenant appoints the following person(s) as Tenant’s representative (“Tenant Representative”) to act for Tenant in all matters covered by this Work Letter.

All communications with respect to the matters covered by this Work Letter are to be made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing, in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.
     3. DESIGN AND CONSTRUCTION. All Landlord’s Work shall be performed by contractors selected and engaged by Landlord. Landlord’s contractor shall competitively bid each trade to at least three (3) qualified subcontractors. Tenant has engaged ID Group (the “Architect”) to design the interior space of the Premises.

     4. WORK SCHEDULE. Attached hereto as Schedule 1 is a schedule (the “Work Schedule”) which sets forth the timetable for the planning and completion of the installation of the Landlord’s Work. The Work Schedule has been approved by both Landlord and Tenant.
     5. TENANT IMPROVEMENT PLANS.
     (a) Preparation of Final Plans. Attached hereto as Schedule 2 is a preliminary floor plan and outline specification (“the “Preliminary Plans”), which have been approved by both Landlord and Tenant. In accordance with the Work Schedule and the Preliminary Plans, the Architect will prepare complete architectural plans and complete, fully-engineered construction drawings and specifications for all of Landlord’s Work, including mechanical, electrical, plumbing and structural elements (collectively the “Final Plans”). The Final Plans will show: (i) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (ii) all internal and external communications and utility facilities which will require the installation of conduits or other improvements from the base Building shell; and (iii) all other specifications for Landlord’s Work. The Final Plans will be submitted to Landlord for Landlord’s approval thereof which shall not be unreasonably withheld provided that the Final Plans are substantially in accordance with the Preliminary Plans. Landlord agrees to advise Tenant in writing of any disapproval of the Final Plans within five (5) business days of receipt thereof. If Landlord does not respond in writing within such five business day period, the Final Plans as presented shall be deemed approved by Landlord. If Landlord in its reasonable discretion does not approve the Final Plans, Tenant will then cause the Architect to redesign the Final Plans incorporating the revisions reasonably requested by Landlord so as to make the Final Plans substantially consistent with the Preliminary Plans. Within ten (10) business days of Landlord’s approval (or deemed approval) of the Final Plans, Landlord shall provide Tenant with a written summary (the “Excess Cost Summary”) of the cost of the Landlord’s Work, based on the Final Plans, that is in excess of the Tenant Improvement Allowance (defined below) (“Excess Costs”). Tenant agrees to advise Landlord in writing of any disapproval of the Excess Cost Summary, and the reasons therefor within five (5) business days of receipt thereof. If Tenant fails to timely deliver to Landlord Tenant’s written disapproval of the Excess Cost Summary, the Excess Cost Summary shall be deemed approved by Tenant. If the revised Excess Cost Summary is timely disapproved by Tenant pursuant to this paragraph, Tenant shall provide to Landlord a written explanation of the reason(s) for such disapproval concurrently with its disapproval, and the Excess Cost Summary, as appropriate, shall be promptly revised and resubmitted to Tenant for approval. If Tenant fails to provide a written explanation as and when required by this paragraph, the Excess Cost Summary shall be deemed approved by Tenant. Tenant agrees to approve in writing the revised Excess Cost Summary within five business days of its receipt thereof. If Tenant fails to timely deliver to Landlord written approval of the Excess Cost Summary, the Excess Cost Summary shall be deemed approved by Tenant. Tenant’s approval of the Excess Cost Summary shall constitute Tenant’s agreement to pay Landlord the Excess Costs.
     (b) Requirements of the Final Plans. The Final Plans will include locations and complete dimensions, and Landlord’s Work, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; and (iii) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.
     (c) Submittal of Final Plans. Once approved, the Architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. The Architect will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. Any changes requested by governmental authorities will be made only with the prior written approval of Landlord and Tenant, and only if Tenant agrees to pay any excess costs resulting from the design and/or construction of such requested changes (the “Additional Costs”). Landlord shall revise the Excess Cost Summary by increasing the Excess Costs by the amount of the Additional Costs resulting from plan modifications required by any governmental authority. Tenant hereby acknowledges that any such changes will be subject to the terms of Section 6 below. Any Additional Costs are to be paid by Tenant to Landlord within ten business days after receipt by Tenant of an invoice for such Additional Costs from Landlord.
     6. PAYMENT FOR LANDLORD’S WORK.
     (a) Tenant Improvement Allowance and Excess Costs. Landlord shall pay for Landlord’s Work up to a maximum of $22.50 per rentable square foot (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall only be used for:
(i) Payment to the Architect for all usual design and architectural fees, including, without limitation, all reasonable architectural and engineering costs of preparing the Final Plans, including mechanical, electrical, plumbing and structural drawings, and all other aspects necessary to complete the Final Plans.
(ii) Payment of plan check, permit and license fees relating to construction of Landlord’s Work.
(iii) Construction of Landlord’s Work, including, without limitation, the following:
(A) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;
(B) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises;
(C) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;
(D) Any additional tenant requirements including, but not limited to, air quality control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;
(E) All fire and life safety control systems such as fire walls, sprinklers, fire alarms, including piping and wiring, installed within the Premises;
(F) All plumbing, including fixtures and pipes, to be installed within the Premises;
(G) Testing and inspection costs; and
(H) Contractor’s fees, including, but not limited to, any fees based on general conditions.
(iv) All other out-of-pocket costs to be reasonably expended by Landlord in the construction of Landlord’s Work. Landlord shall not be entitled to charge any management, inspection, project management or other fee in connection with the Landlord’s Work.
In addition to the Tenant Improvement Allowance, Landlord shall also provide to Tenant an additional allowance (the “Additional TI Allowance”) of up to $412,500.00 ($7.50 per rentable square foot) to be used toward Excess Costs. Such amount shall accrue interest at a rate of nine percent (9%) per annum and the principal shall be amortized over the initial Lease Term. Payments of principal and interest with respect to the Additional TI Allowance shall be made on a monthly basis and paid with payments of Fixed Rent. Any Excess Costs which are not being paid for by the Additional TI Allowance are to be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of an invoice for such Excess Costs from Landlord.

     (b) Changes. If, after the Final Plans and the Excess Costs Summary have been approved by Tenant, Tenant requests any changes or substitutions to the Final Plans or to Landlord’s Work during construction, Tenant shall complete a change order request form approved by Landlord and forward it to Landlord’s representative. All such changes shall be subject to Landlord’s prior written approval in accordance with Paragraph 11. Prior to commencing any change, Landlord shall prepare and deliver to Tenant, for Tenant’s approval, a change order setting forth the total cost of such change, which shall include associated architectural, engineering, construction contractor’s costs and fees, and completion schedule changes. If Tenant fails to approve such change order within five business days after delivery by Landlord, Tenant shall be deemed to have withdrawn the proposed change and Landlord shall not proceed to perform the change. Any additional costs related to such change are to be paid by Tenant to Landlord within ten days after receipt by Tenant of an invoice for such additional costs from Landlord.
     (c) Payment of Excess Costs. Within fifteen days of Landlord’s request, Tenant shall pay to Landlord that portion of the Excess Costs payable with respect to each construction draw presented by Landlord’s contractor based on the percentage that the Excess Costs bear to the total cost of Landlord’s Work. Notwithstanding the foregoing, if the amount of the Excess Costs changes as a result of a change order, Tenant shall pay such increased amount within ten business days of receipt by Tenant of an invoice, together with reasonable supporting documentation, for such increased costs.
     (d) Credit. Unless specifically set forth herein, Tenant shall not be entitled to any credit for any portion of the Tenant Improvement Allowance which is not used.
     7. CONSTRUCTION OF LANDLORD’S WORK. Until Tenant approves the Final Plans and the Excess Cost Summary, and all necessary permits have been obtained from the appropriate governmental authorities, Landlord will be under no obligation to cause the construction of any of Landlord’s Work. Once the foregoing conditions have been met, Landlord’s contractor will commence and diligently proceed with the construction of the Landlord’s Work pursuant to the terms of a contract between Landlord and Landlord’s contractor calling for the completion of Landlord’s Work in a good and workmanlike manner conforming to all applicable Legal Requirements, subject to Tenant Delays (as described in Paragraph 8 below) and Force Majeure Delays (as described in Paragraph 9 below). The costs of Landlord’s Work shall be paid as provided in Paragraphs 5 and 6 hereof. Construction inspections will be made periodically by qualified Landlord employees or subcontractors and Tenant shall have the right to have qualified Tenant employees or subcontractors review compliance of Landlord’s Work with the Final Plans.
     8. TENANT DELAYS. For purposes of this Work Letter, “Tenant Delays” means any delay in the completion of the Landlord’s Work resulting from any or all of the following:
(a) Tenant’s failure to timely perform any of its obligations pursuant to this Work Letter, including any failure to approve any item or complete, on or before the due date therefor, any action item which is Tenant’s responsibility pursuant to this Work Letter or the Work Schedule;
(b) Change orders requested by Tenant after approval of the Final Plans;
(c) Any delay of Tenant in making payment to Landlord for any costs due from Tenant under this Work Letter or the Lease; or
(d) Any other act or failure to act by Tenant, Tenant’s employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.
     9. FORCE MAJEURE DELAYS. For purposes of the Work Letter, “Force Majeure Delays” means any and all causes beyond Landlord’s reasonable control, including, without limitation, delays caused by Tenant, governmental regulation, governmental restriction, strike, labor dispute, riot, accident, mechanical breakdown, shortages of or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, war, enemy action, civil commotion, fire or other casualty.

     10. APPROVALS. Whenever any party under this Work Letter must reasonably grant its approval such party shall also not unreasonably delay or condition its approval. Unless otherwise required by the terms of this Work Letter, any approval shall be deemed granted unless such party responds within seven days after its receipt of the items for which approval is sought.
     11. LANDLORD’S APPROVAL. Landlord, in its sole discretion, may withhold its approval of the Final Plans, change orders or other documents or plans that:
     (a) Exceeds or adversely and unreasonably affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the Building;
     (b) Is not approved by any Superior Mortgagee or Superior Lessee at the time the work is proposed;
     (c) Would not be approved by a prudent owner of property similar to the Building;
     (d) Violates any agreement which affects the Building or the Land or binds the Landlord;
     (e) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term of the Lease; or
     (f) Does not conform to the applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises.
     12. DEFAULTS BY TENANT. In the event of any default by Tenant with respect to any of the provisions of this Work Letter or any other agreement with Landlord relating to construction in or about the Premises, beyond notice and cure periods specified in the Lease, Landlord may, in addition to exercising any other right or remedy Landlord may have, treat such default as a default by Tenant under the Lease and exercise any or all rights available under the Lease in connection therewith, including, if applicable, the right of termination. In the event of any such termination of the Lease by Landlord, Landlord may elect in its absolute discretion, with respect to any work performed by or on behalf of Tenant prior to the date of such termination, to either:
(a) retain for its own use part or all of any such work, without compensation to Tenant therefor;
or
(b) demolish or remove part or all of any such work and restore part or all of the Premises to its condition prior to the initial tender of possession thereof to Tenant, in which event Tenant shall reimburse Landlord upon demand for all costs reasonably incurred by Landlord in connection with such demolition, removal and/or restoration.
SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter to be duly executed by their duly authorized representatives as of the date of the Lease.

LANDLORD:

NE WILLIAMS II, LLC

By:	/s/ Joseph Versaggi
Name: Joseph Versaggi
Title: Vice President

TENANT:

NETEZZA CORP.

By:	/s/ P.J. Scannell, Jr.
Name: P.J. Scannell, Jr.
Title: SVP & CFO

APPENDIX C
RULES AND REGULATIONS
     The following Rules and Regulations constitute a part of the Lease and of Tenant’s obligations thereunder in respect of Tenant’s use and occupancy of the Premises in the Building. In the event of any direct conflict between the terms of these Rules and Regulations, as the same may be amended, and the terms and provisions of this Lease, the terms of the Lease shall control. Tenant acknowledges that these Rules and Regulations are intended to supplement the Lease.

I. BUILDING HOURS
     1.1 Except to the extent otherwise provided in this Lease, the Building is open from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturdays. The Building is closed on Sundays and all national holidays.
     1.2 If you wish to use the Building during other times, please obtain pass-cards for authorized members of your staff from Landlord’s Managing Agent. As additional security, all persons entering the Building after hours are required to sign in and out in a logbook provided for that purpose.
     1.3 If you will need after-hours heating or air conditioning services, please notify Landlord’s Managing Agent by 3:00 p.m. on the previous working day. (These Building services are either reduced or shut off completely when the Building is closed, except on Saturdays from 8:00 a.m. to 12:00 p.m.) You will be charged for overtime use of the Building services.
     1.4 You are advised, for the protection and safety of your personnel, to lock front doors at the end of each working day. Front doors should also be locked whenever your receptionist leaves the area.
     1.5 If you have night-line telephone service, please submit a list of numbers and personnel to Landlord’s Managing Agent. This will enable the security guard to contact your office after 6:00 p.m. on the occasions when visitors call after normal working hours.
     1.6 If you wish to remove fixtures or materials from your premises after 6:00 p.m. or to have work performed after 6:00 p.m. by someone who does not have a Building pass, Landlord’s Managing Agent must be notified.
II. ELEVATORS, DELIVERIES AND PARKING
     2.1 If you expect delivery of any bulky material, notify the Landlord’s Managing Agent reasonably in advance so that elevators may be scheduled and elevator pads may be installed. This protects both your shipment and the elevators. For the convenience of all, elevators may not be used for deliveries during the peak traffic hours of 8:00 a.m. to 9:30 a.m.; 11:30 a.m. to 1:30 p.m.; and 4:30 p.m. to 6:00 p.m.
     2.2 All larger deliveries must be made from the designated Building loading dock area. Large deliveries can be expedited by notifying Landlord’s Managing Agent twenty-four (24) hours in advance. The receiving area can accommodate only certain types and sizes of vehicles. All hand trucks used for interior deliveries must be equipped with rubber bumpers and tires.

     2.3 The loading dock may be used only for deliveries. No vehicles are allowed to stand or park in this area after unloading nor are vehicles allowed to park at the loading dock for service calls. You should advise your vendors and suppliers of this rule. Any vehicles abusing the truck dock privileges are subject to being towed at the owner’s expense.
III. GENERAL USE OF BUILDING AND PREMISES
     3.1 Tenants are not permitted to place or store property on the sidewalks, passageways, parking areas or courtyards adjacent to the Building or in the elevators, vestibules, stairways, or corridors (except as may be necessary for brief periods during deliveries).
     3.2 No bicycles or animals may be brought into or kept in or about the Building or premises.
     3.3 Rubbish, rags, sweepings, acid and any and all harmful or damaging substances may not be deposited in the lavatories or in the janitor closets. Please make arrangements with Landlord’s Managing Agent for disposal of any unusual trash.
     3.4 The Building is a “smoke-free” building; smoking is prohibited in the Building lobby and other common areas, all elevators, all rest rooms, the elevator lobby on each floor (even if such floor is occupied by only one tenant) and the parking garage.
IV. REPAIRS AND SERVICES
     4.1 You are responsible for all general repairs and maintenance of your Premises including, but not limited to, Tenant supplied supplementary air conditioning, exterior doors and exterior signs. All repairs, installations or alterations to the Building or its fixtures must first be approved and scheduled by Landlord’s Managing Agent.
     4.2 All requests for work to be done in your Premises by any of the Building Management Staff should be directed to Landlord’s Managing Agent. Building employees are not permitted to perform any work outside their regular duties except upon special instructions from Landlord’s Managing Agent.
     4.3 All schedules for the performance of your construction and repair work must be coordinated by Landlord’s Managing Agent to avoid conflicts with various building construction and maintenance schedules. Tenants must inform Landlord’s Managing Agent at least 72 hours before any work is to begin, of the nature of the work, where and when it is to be performed, the name of the contractor or concern doing the work, and the name of the individual who will supervise the performance of the work. You will be required to obtain from the persons doing work, certificates of insurance coverage, signed lien waivers, and payment and performance bonds in form and substance satisfactory to Landlord. Work may not begin until such requirements have been satisfied.
     4.4 Landlord shall purchase and install, at your expense, all lamps, tubes, bulbs, starters and ballasts.

V. ELECTRICAL SYSTEM; ENERGY CONSERVATION
     5.1 In order to assure that the Building’s electrical standards are not exceeded and to avert possible adverse effect on the Building’s electrical system, you may not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than standard office equipment, such as typewriters, pencil sharpeners, adding machines, hand held or desk top calculators, dictaphones, office computers and copiers.
     5.2 Notwithstanding anything to the contrary contained in the Lease, Landlord reserves the right to implement policies and procedures it deems, in its reasonable judgment, to be necessary or expedient in order to conserve and/or preserve energy and related services, or to be necessary or required in order to comply with applicable government laws, rules, regulations, codes, orders and standards.
     5.3 The windows of the Building are designed for insulation and to reduce glare. Building standard blinds or drapes contribute to the effectiveness of the Building’s heating and cooling systems. You should keep the blinds or drapes closed when windows are exposed to the sun’s rays in summer and keep them open when the sun is bright enough to provide warmth during the winter months.
VI. COOKING AND RELATED ACTIVITIES
     6.1 You may not use or permit the use of any part of the Premises for the preparation or dispensing of food. You may, nevertheless, with Landlord’s prior written consent, which consent shall not be unreasonably withheld, install hot-cold water fountains, microwave ovens, coffee makers and refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on that require special exhaust venting. The Building contains no facilities to provide special venting.
VII. LIFE SAFETY AND EMERGENCY PROCEDURES
     7.1 In case of emergency situations such as power failure, water leaks or serious injury, call Landlord’s Managing Agent immediately. In case of fire or smoke, pull the nearest alarm (located on your floor) and then call Landlord’s Managing Agent.

APPENDIX D
FORM OF LETTER OF CREDIT
[On Bank’s Letterhead]
IRREVOCABLE LETTER OF CREDIT

[Date]

Irrevocable Letter of Credit No._________
Beneficiary
NE Williams II, LLC
c/o Great Point Investors LLC
Two Center Plaza, Suite 410
Boston, MA 02108
Attn: Randolph L. Kazazian III
Applicant
[Name]
[Address]
Expiration Date: [Sixty Days after scheduled Expiration Date of Lease]
Ladies and Gentlemen:
                                         (“Issuer”) hereby issues our Irrevocable Letter of Credit No.                     in Beneficiary’s favor in the amount of                                          U.S. Dollars available by your sight drafts drawn on us and accompanied by a written statement signed on behalf of NE Williams II, LLC, its successors or assigns, stating as follows:
“The undersigned certifies that NE Williams II, LLC and/or its successors and assigns is entitled to draw under the Irrevocable Letter of Credit No.___ pursuant to the terms of a Lease, dated                     , between NE Williams II, LLC and [Applicant].”
Partial drawings are permitted.
We engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored if presented to us on or before the expiration date set forth above. Any draft drawn by you under this Irrevocable Letter of Credit must bear the clause “Drawn on Irrevocable Letter of Credit No. ___ of [Issuer Bank]”.
This Irrevocable Letter of Credit is fully transferable and assignable by Beneficiary and its successors, assigns and transferees. Beneficiary shall send a written request to Issuer to assign or transfer this Irrevocable Letter of Credit and upon presentation of this Irrevocable Letter of Credit, as it may be amended, to Issuer, Issuer shall re-issue this Irrevocable Letter of Credit in the then outstanding amount in favor of Beneficiary’s successor, assign or transferee.

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This Irrevocable Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be limited, modified, amended or amplified, except by a written document executed by the parties hereto.
Except as otherwise expressly stated herein, this Irrevocable Letter of Credit is subject to the “Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.”
Very truly yours,

[ISSUING BANK]

By:
Name:
Title:

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SCHEDULE 8.13
EXISTING RIGHTS AFFECTING
TENANT’S EXPANSION OPTION
None

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